UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 13, 2011

Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2011 annual meeting of stockholders of Monotype Imaging Holdings Inc. (the “Company”), which was held on May 13, 2011 (the “Annual Meeting”), the Company’s stockholders approved an amendment and restatement of the Company’s 2007 Stock Option and Incentive Plan (the “Plan”) to increase the aggregate number of shares authorized for issuance under the Plan by 2,000,000 shares to 6,383,560 shares of Common Stock and to modify certain provisions of the Plan (as amended and in effect, the “Amended and Restated Plan”). The Company’s executive officers, employees, non-employee directors and other key persons are eligible to receive awards under the Amended and Restated Plan, including stock options and restricted stock units, in accordance with the terms and conditions of the Amended and Restated Plan. The above description of the Amended and Restated Plan is a summary and is qualified in its entirety by the Amended and Restated Plan itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders also voted on the following matters, which are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 11, 2011: (i) to elect Robert L. Lentz, Douglas J. Shaw and Peter J. Simone Class II directors to serve until the 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal (“Proposal 1”); (ii) to hold an advisory vote on the Company’s executive compensation (“Proposal 2”); (iii) to hold an advisory vote upon the frequency of holding future advisory votes on the Company’s executive compensation (“Proposal 3”); (iv) to approve the Amended and Restated Plan (“Proposal 4”) and (v) to ratify the audit committee’s appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2011 (“Proposal 5”).

The Company’s stockholders approved the nominees recommended for election in Proposal 1. Stockholders voted for directors as follows: 30,279,267 shares voted for the election of Robert L. Lentz, 30,301,235 shares voted for the election of Douglas J. Shaw and 26,163,255 shares voted for the election of Peter J. Simone; no shares voted against the election of Robert L. Lentz, no shares voted against the election of Douglas J. Shaw and no shares voted against the election of Peter J. Simone; 458,664 shares abstained from voting in the election of Robert L. Lentz, 436,696 shares abstained from voting in the election of Douglas J. Shaw and 4,574,676 shares abstained from voting in the election of Peter J. Simone. There were 2,430,178 broker non-votes with respect to the election of each of Robert L. Lentz, Douglas J. Shaw and Peter J. Simone.

The Company’s stockholders, on an advisory basis, approved the Company’s executive compensation in Proposal 2. Stockholders voted as follows: 23,353,074 shares voted for the Company’s executive compensation, 7,317,795 shares voted against the Company’s executive compensation, 67,062 shares abstained from voting for the Company’s executive compensation. There were 2,430,178 broker non-votes with respect to the approval of the Company’s executive compensation.

The Company’s stockholders, on an advisory basis, selected one year as the frequency of future advisory votes on the Company’s executive compensation in Proposal 3. Stockholders voted as follows: 29,255,528 shares voted for one year as the frequency of future advisory votes on the Company’s executive compensation, 72,765 shares voted for two years as the frequency of future advisory votes on the Company’s executive compensation, 1,389,390 shares voted for three years as the frequency of future advisory votes on the Company’s executive compensation and 20,248 shares abstained from voting for the frequency of future advisory votes on the Company’s executive compensation. There were 2,430,178 broker non-votes with respect to the frequency of future advisory votes on the Company’s executive compensation.

The Company’s stockholders approved the Amended and Restated Plan in Proposal 4. Stockholders voted for the Amended and Restated Plan as follows: 25,102,021 shares voted for the Amended and Restated Plan, 5,567,283 shares voted against the Amended and Restated Plan and 68,627 shares abstained in voting for the Amended and Restated Plan. There were 2,430,178 broker non-votes with respect to the approval of the Amended and Restated Plan.

The Company’s stockholders approved the audit committee’s appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2011 in Proposal 5. The stockholders voted to approve the appointment as follows: 32,692,496 shares voted for the approval of Ernst & Young LLP as the Company’s independent auditors for 2011, 475,265 shares voted against the approval of Ernst & Young LLP as the Company’s independent auditors for 2011 and 348 shares abstained in voting for the approval of Ernst & Young LLP as the Company’s independent auditors for 2011. There were no broker non-votes with respect to the approval of Ernst & Young LLP as the Company’s independent auditors for 2011.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Monotype Imaging Holdings Inc. Amended and Restated 2007 Stock Option and Incentive Plan.(1)

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-174280), filed with the Securities and Exchange Commission on May 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

May 17, 2011	By:	/s/ Scott E. Landers
Scott E. Landers
Senior Vice President, Chief Financial Officer,
Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Monotype Imaging Holdings Inc. Amended and Restated 2007 Stock Option and Incentive Plan.(1)

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-174280), filed with the Securities and Exchange Commission on May 17, 2011.